(a)(28)

                             THE GLENMEDE FUND, INC.

                             ARTICLES SUPPLEMENTARY

      THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of Glenmede Fund has reclassified Forty Million (40,000,000) authorized but unissued shares of the International Portfolio of the Glenmede Fund as 20,000,000 shares of the Total Market Long/Short Portfolio and 20,000,000 shares of the Absolute Return Portfolio, respectively, pursuant to the following resolutions adopted by the Board of Directors of Glenmede Fund at a meeting duly convened on June 7, 2006:

            RESOLVED, that effective upon making any necessary filings with the Maryland Department of Assessments and Taxation, pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Fund's Articles of Amendment and Restatement, the Board hereby reclassifies Forty Million (40,000,000) of the Fund's authorized but unissued shares of the International Portfolio, with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of Forty Thousand Dollars ($40,000) as follows:

            Name of Class                                Shares Allocated
            -------------                                ----------------

            Total Market Long/Short Portfolio ............  20,000,000
            Absolute Return  Portfolio ...................  20,000,000

            FURTHER RESOLVED, that each share of the Total Market Long/Short Portfolio as classified herein shall have all the rights and privileges as set forth in the Fund's Articles of Amendment and Restatement;

            FURTHER RESOLVED, that each share of the Absolute Return Portfolio as classified herein shall have all the rights and privileges as set forth in the Fund's Articles of Amendment and Restatement; and

            FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Fund's counsel prior to filing said Articles Supplementary, in the name of the Fund and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

      SECOND: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of Glenmede Fund has reclassified Seventy Million (70,000,000) authorized but unissued shares of the International Portfolio of the Glenmede Fund as 70,000,000 shares of the Government Cash Portfolio, pursuant to the following resolutions adopted by the Board of Directors of Glenmede Fund at a meeting duly convened on June 7, 2006:

            RESOLVED, that effective upon making any necessary filings with the Maryland Department of Assessments and Taxation, pursuant to the authority expressly given to the Board of Directors in Article Fifth of the Fund's Articles of Amendment and Restatement, the Board hereby reclassifies Seventy Million (70,000,000) of the Fund's authorized but unissued shares of the International Portfolio, with a par value of one-tenth of one cent ($.001) per share, and an aggregate par value of Seventy Thousand Dollars ($70,000) as shares of the Fund's Government Cash Portfolio;

            FURTHER RESOLVED, that each share of the Government Cash Portfolio as classified herein shall have all the rights and privileges as set forth in the Fund's Articles of Amendment and Restatement; and

            FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Fund's counsel prior to filing said Articles Supplementary, in the name of the Fund and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

      THIRD: The shares of capital stock of Glenmede Fund reclassified pursuant to the resolutions set forth in Articles FIRST and SECOND of these Articles Supplementary have been reclassified by Glenmede Fund's Board of Directors under the authority contained in the Articles of Amendment and Restatement of Glenmede Fund.

      FOURTH: These Articles Supplementary do not increase or decrease the authorized number of shares of Fund or the aggregate par value thereof. The total number of shares of capital stock which Glenmede Fund is presently authorized to issue remains Two Billion Five Hundred Million (2,500,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Million Five Hundred Thousand Dollars ($2,500,000) of Common Stock classified as follows:

                                                       Number of Shares of
      Name of Class                                  Common Stock Allocated
      -------------                                  ----------------------

      Absolute Return Portfolio..................           20,000,000
      Core Fixed Income Portfolio................          135,000,000
      Government Cash Portfolio..................          770,000,000
      International Portfolio....................          115,000,000
      Large Cap Growth Portfolio.................           20,000,000
      Large Cap 100 Portfolio....................           20,000,000
      Large Cap Value Portfolio..................           75,000,000
      Philadelphia International Fund -
        Institutional Shares.....................          120,000,000
      Small Cap Equity Portfolio -
        Advisor Shares...........................          175,000,000
        Institutional Shares.....................           75,000,000
      Strategic Equity Portfolio.................          125,000,000
      Tax-Exempt Cash Portfolio..................          740,000,000
      Total Market Long/Short Portfolio..........           20,000,000
      U.S. Emerging Growth Portfolio.............           75,000,000
      Unclassified...............................           15,000,000
                                                            ----------

               Total............................         2,500,000,000

      IN WITNESS WHEREOF, Glenmede Fund, has caused these Articles Supplementary to be signed in its name and on its behalf as of this 15th day of June, 2006.


Attest:                                     THE GLENMEDE FUND, INC.


By:  /s/ Michael P. Malloy                  By:  /s/ Mary Ann B. Wirts
     ---------------------                       ----------------------
         Michael P. Malloy                           Mary Ann B. Wirts
         Secretary                                   President


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

      THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles Supplementary to the Charter to be the corporate act of Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                    /s/ Mary Ann B. Wirts
                                    ---------------------
                                    Mary Ann B. Wirts
                                    President


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